SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (Date of earliest event reported): May 1, 2003

                             WILLIAMS SCOTSMAN, INC.
             (Exact name of Registrant as specified in its Charter)



                        Commission File Number: 033-68444




         Maryland                      033-68444                 52-0665775
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

8211 Town Center Drive                                              21236
  Baltimore, Maryland                                             (Zip Code)
 (Address of principal
  executive offices)

                                 (410) 931-6000
              (Registrant's telephone number, including area code)

                                      None
             (Former name, former address and former fiscal year -
                         if changed since last report)



-------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits



EXHIBIT NO.                                          DESCRIPTION OF EXHIBIT
----------                                           -------------------------
99                                                   Press Release dated May 1,
                                                     2003 with respect to
                                                     Registrant's financial
                                                     results for the three
                                                     months ended March 31,
                                                     2003.



ITEM 9.  REGULATION FD DISCLOSURE

     On May 1, 2003, Williams Scotsman, Inc. issued a press release announcing its results of operations for the three months ended March 31, 2003. A copy of the press release, including text and tables (Exhibit 99 below), is being furnished in this Current Report on Form 8-K in accordance with Item 12:
"Results of Operations and Financial Condition" pursuant to SEC Release No. 33-8216. The press release included in Exhibit 99 is also being furnished under
Item 9 "Regulation FD Disclosure" in accordance with SEC Release No. 33-7881.

     The information in this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           WILLIAMS SCOTSMAN, INC.



                                           By: /s/ Gerard E. Holthaus
                                               -----------------------
                                               Gerard E. Holthaus
                                               Chief Executive Officer

Dated: May 1, 2003


                                           By: /s/ John C. Cantlin
                                               -----------------------
                                               John C. Cantlin
                                               Chief Financial Officer

Dated: May 1, 2003

                                                    Exhibit 99 - Press Release



For Further Information Contact:
         John C. Cantlin
         Chief Financial Officer
         (410) 931-6108


    WILLIAMS SCOTSMAN, INC. REPORTS OPERATING RESULTS FOR FIRST QUARTER 2003

Baltimore, MD, May 1, 2003 - Williams Scotsman, Inc. announced today cash flow from operating activities of $29.6 million for the first quarter of 2003; a decrease of 2% from the $30.3 million reported in the first quarter of 2002. Adjusted EBITDA for the first quarter of 2003 was $36.7 million, which was down 12.7% from the $42.0 million in the comparable period of 2002. Revenues for the quarter ended March 31, 2003 decreased 16.0% to $100.7 million from $119.9 million in the comparable period of 2002. Gross profit, excluding depreciation and amortization, for the quarter ended March 31, 2003 was $56.3 million, an 11.4% decrease from the first quarter 2002 gross profit of $63.5 million.

The Company's financial results reflect a 28.9% decrease in delivery and installation revenue and a 29.2% decrease in sales of new units for the quarter ended March 31, 2003. The decreases in delivery and installation and sales of new units revenues were primarily due to a large school project in the first quarter of 2002, which accounted for 64% of the decrease in new sales and delivery and installation revenues. Leasing revenue decreased by 8.1% for the quarter as compared to the first quarter of 2002. This decrease in leasing revenue is due to continued softening economic conditions, which impacted fleet utilization, as well as competitive pricing pressures. In addition, the impact of severe winter weather, particularly in the mid-Atlantic and northeastern parts of the United States, and the growing effect of state budget issues in certain parts of the country have produced some delays of projects and initiatives that affected the Company's operating results for the first quarter of 2003.

Gross profit from leasing, excluding depreciation and amortization, decreased 7.8% to $43.0 million for the first quarter of 2003 from the $46.7 million reported for the same period of 2002. This decrease was attributable to the decline in average fleet utilization and average monthly rental rate. The average monthly rental rate for the quarter decreased 3.8% as a result of competitive pricing pressures and to a lesser extent changes in fleet mix. The average fleet utilization of approximately 76% for the quarter was down approximately 3% from the same period of the prior year. The leasing revenue decline was partially offset by a $1.1 million improvement in cost of leasing as compared to the first quarter of 2002. The leasing gross margin percentage remained flat for the quarter in comparison with the same period of the prior year.

Selling, general and administrative expenses for the quarter ended March 31, 2003 decreased by $1.9 million or 8.9% to $19.6 million from $21.5 million in the same period 2002. This was achieved by continuing the Company's cost control initiatives, primarily reductions in personnel related costs.

Williams Scotsman has scheduled a conference call for Tuesday, May 6, 2003 at 2:00 PM Eastern Time to discuss its first quarter results. To participate in the conference call, dial 952-556-2826 and ask to be placed into the Williams Scotsman call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until 11:59 PM on May 13, 2003. To access the replay, dial 800-615-3210 domestically (international callers can dial 703-326-3020) and enter reservation # 113128.

Williams Scotsman, Inc., headquartered in Baltimore, MD, is the second largest lessor of mobile office and storage units in the United States and Canada, ranked by fleet size and revenues. For additional information on our company, please visit our web site at www.willscot.com.

All statements other than statements of historical fact included in this press release are forward-looking statements and involve expectations, beliefs, plans, intentions or strategies regarding the future. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it assumes no responsibility for the accuracy and completeness of these forward-looking statements and gives no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in the Company's 10-K, 10-Q and other SEC filings. The Company assumes no obligation to update any forward-looking statement.



                             Williams Scotsman, Inc.
            Summary Consolidated Financial Information ( unaudited )
                             (dollars in thousands)

                                                                              Three Months Ended
                                                                                   March 31,                Percent
                                                                               2003           2002          Change
                                                                              -------        ------         -------
Operations Data:

Revenues
Leasing                                                                      $ 53,474      $ 58,196          -8.1%
Sales:
   New units                                                                   14,650        20,683         -29.2%
   Rental equipment                                                             4,417         4,661          -5.2%
Delivery and installation                                                      18,928        26,609         -28.9%
Other                                                                           9,237         9,718          -4.9%
                                                                              -------        ------
   Total revenues                                                             100,706       119,867         -16.0%

Gross profit
Leasing, excluding depreciation
   and amortization                                                            43,045        46,708          -7.8%
Sales:
   New units                                                                    2,728         3,607         -24.4%
   Rental equipment                                                               864           936          -7.7%
Delivery and installation                                                       2,129         4,603         -53.7%
Other                                                                           7,515         7,657          -1.9%
                                                                               ------        ------
   Total gross profit                                                          56,281        63,511         -11.4%

Selling, general & administrative
   expenses (excluding non-cash charges)                                       19,591        21,507          -8.9%
                                                                               ------        ------

Adjusted EBITDA (a)                                                          $ 36,690      $ 42,004         -12.7%
Interest expense                                                               20,647        21,171          -2.5%
Depreciation and amortization                                                  15,708        14,057          11.7%
Non-cash charges: non-cash stock compensation expense                              11            --
Income tax expense                                                                130         3,049         -95.7%
                                                                               ------       -------
Net Income                                                                   $    194      $  3,727         -94.8%
                                                                               ======       =======

Reconciliation of Adjusted EBITDA to cash flow from operating activities

Adjusted EBITDA (a)                                                          $ 36,690      $ 42,004
Decrease in net accounts receivable                                            10,258         6,328
Decrease in accounts payable and accrued expenses                              (8,614)       (7,580)
Interest paid                                                                  (5,780)       (7,263)
Increase in other assets                                                       (4,240)         (939)
Increase (decrease) in other liabilities                                        2,194        (1,357)
Gain on sale of rental equipment                                                 (864)         (936)

                                                                               ------       -------
Cash flow from operating activities                                          $ 29,644      $ 30,257
                                                                               ======       =======


(a) The Company defines Adjusted EBITDA as earnings before deducting interest, income taxes, depreciation, amortization and non-cash charges. The Company utilizes Adjusted EBITDA when interpreting operating trends and results of operations of its core business operations. Accordingly, the Company believes that Adjusted EBITDA provides additional information with respect to its overall operating performance and its ability to incur and service debt, make capital expenditures and meet working capital requirements. However, Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operating activities, net income or other measures of performance prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. Because Adjusted EBITDA excludes some, but not all, items that affect net income and may vary among companies, the Adjusted EBITDA mentioned above may not be comparable to similarly titled measures of other companies.

                             Williams Scotsman, Inc.
             Summary Consolidated Financial Information (continued)
                                   (unaudited)
                             (dollars in thousands)



                                                        Three Months Ended
                                                             March 31,

                                                      2003              2002
                                                     --------         --------


Balance Sheet Data (at period end):



Rental equipment, net                               $ 846,187        $ 863,280
Total assets                                        1,219,065        1,252,275
Total debt                                            965,915        1,022,048


Other Data:

Lease fleet units (b)                                  93,600           93,700
Lease fleet units (c)                                  93,700           93,800
Utilization rate (c)                                      76%              79%
Monthly rental rate (c)                                 $ 255            $ 265
Leverage ratio (d)                                       5.73             5.47
Leverage ratio (e)                                       9.73            15.89
Cash interest coverage ratio  (d)                        2.13             2.46
Cash interest coverage ratio  (e)                        1.26             0.85
Fleet capital expenditures (d)                        $ 7,890          $ 6,939
Total capital expenditures (d)                       $ 10,236          $ 9,693
Availability under revolving credit facility (b)    $ 190,373        $ 153,758



Reconciliation of Adjusted EBITDA used in calculating leverage and cash interest coverage ratio covenants per the credit agreement to cash flow from operating activities:

                                                             As of March 31,
                                                           2003           2002
                                                         -------        -------
Adjusted EBITDA - trailing 12 months (d) (f)           $ 168,498      $ 186,717

Decrease (increase) in net accounts receivable            14,301        (15,365)
Increase in accounts payable and accrued expenses            554            877
Interest paid                                            (75,261)       (84,247)
Decrease (increase) in other assets                          916        (15,813)
Decrease in other liabilities                             (3,413)        (2,736)
Gain on sale of rental equipment                          (5,715)        (5,094)
Other adjustments (d)                                       (567)            --

Cash flow from operating activities -                     ------         ------
     trailing 12 months                                 $ 99,313       $ 64,339
                                                         ========        ======



   (b)End of period

   (c)Average for period

   (d)Calculated in accordance with the Company's credit agreement

   (e)Calculated using comparable GAAP measure - cash flow from operating activities

   (f)The Adjusted EBITDA used in calculating the cash interest coverage covenant for the 12 month trailing periods ended March 2003 and 2002 is $167,931 and $186,717, respectively.